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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated March 3, 2000 relating to the financial statements, which appears in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 3, 2000 relating to the financial statement schedules, which is included as Exhibit 23.2 to this Registration Statement. We also consent to the references to us under the hearings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

St. Louis, MO
June 1, 2000